Exhibit 10.16

AMENDED EMPLOYMENT AGREEMENT

THIS AGREEMENT is entered into as of June 7, 2007, by and between JONATHAN SHEENA (the “Employee”) and GENE SECURITY NETWORK, INC., a Delaware corporation (the “Company”).

THIS AGREEMENT amends and restates in its entirety the Employment Agreement entered into between the parties hereto on January 27, 2007.

1.                                     Duties and Scope of Employment.

(a)                                 Position. For the term of his employment under this Agreement (the “Employment”), the Company agrees to employ the Employee in the position of Chief Technology Officer. The Employee shall report to the Company’s CEO or to such other person as the Company subsequently may determine. The Employee’s duties shall be to perform the role of Chief Technology Officer responsible for overseeing the technology development and implementation by the Company.

(b)                                 Obligations to the Company. During his Employment, the Employee shall be a full-time employee and shall devote the requisite amount of effort and time to the Company in order to perform his duties described above. The Employee shall comply with the Company’s policies and rules, as they may be in effect from time to time during his Employment.

(c)                                  No Conflicting Obligations. The Employee represents and warrants to the Company that he is under no obligations or commitments, whether contractual or otherwise, that are inconsistent or conflict with his obligations under this Agreement. The Employee represents and warrants that he will not use or disclose, in connection with his Employment, any trade secrets or other proprietary information or intellectual property in which the Employee or any other person or entity has any right, title or interest and that his Employment will not infringe or violate the rights of any other person or entity. The Employee represents and warrants to the Company that he has returned all property and confidential information belonging to any prior employer.

(d)                                 Commencement Date. The Employee previously commenced full-time Employment; the terms of this Amended Employment Agreement shall become effective as soon as reasonably practicable and in no event later than June 7, 2007.

(e)                                  Proprietary Information and Inventions Agreement. The Employee has entered into a Proprietary Information and Inventions Agreement with the Company, substantially in the form attached hereto as EXHIBIT A.

2.                                     Cash and Incentive Compensation.

(a)                                 Salary. The Company shall pay the Employee as compensation for his services a base salary at a gross annual rate of not less than $160,000 (One Hundred and Sixty Thousand Dollars). Such salary shall be payable in accordance with the Company’s standard payroll procedures. (The annual compensation specified in this Subsection (a), together with any increases in such compensation that the Company may grant from time to time, is referred to in this Agreement as “Base Salary.”)

(b)                                 Stock Options. Subject to the approval of the Board or the Compensation Committee of the Board, the Company shall grant the Employee stock options from time to time covering shares of the Company’s Common Stock. The exercise price of such option shall be equal to the fair market value of such stock on the date of grant. The grant of such option shall be subject to the other terms and conditions set forth in the Gene Security Network, Inc. Stock Plan and in the Company’s standard form of Stock Option Agreement.

3.                                      Vacation and Employee Benefits. During his Employment, the Employee shall be eligible for paid vacations in accordance with the Company’s vacation policy, as it may be amended from time to time. During his Employment, the Employee shall be eligible to participate in the employee benefit plans maintained by the Company, subject in each case to the generally applicable terms and conditions of the plan in question and to the determinations of any person or committee administering such plan.

4.                                      Business Expenses. During his Employment, the Employee shall be authorized to incur necessary and reasonable travel, entertainment and other business expenses in connection with his duties hereunder. The Company shall reimburse the Employee for such expenses upon presentation of an itemized account and appropriate supporting documentation, all in accordance with the Company’s generally applicable policies.

5.                                      Term of Employment.

(a)                                 Termination of Employment. The Company may terminate the Employee’s Employment at any time and for any reason (or no reason), and with or without Cause, by giving the Employee notice in writing. The Employee may terminate his Employment at any time and for any reason (or no reason), by giving the Company notice in writing. The Employee’s Employment shall terminate automatically in the event of his death. The Employee’s Employment shall also terminate in the event of the Employee’s Permanent Disability.

(b)                                 Employment at Will. The Employee’s Employment with the Company shall be “at will,” meaning that either the Employee or the Company shall be entitled to terminate the Employee’s Employment at any time and for any reason, with or without cause. Any contrary representations that may have been made to the Employee shall be superseded by this Agreement. This Agreement shall constitute the full and complete agreement between the Employee and the Company on the “at will” nature of the Employee’s Employment, which may only be changed in an express written agreement signed by the Employee and a duly authorized officer of the Company.

(c)                                  Rights Upon Termination. Except as expressly provided in Section 6, upon the termination of the Employee’s Employment, the Employee shall only be entitled to the compensation, benefits and expense reimbursements that the Employee has earned under this Agreement before the effective date of the termination. The payments under this Agreement shall fully discharge all responsibilities of the Company to the Employee.

6.                                      Termination Benefits.

(a)                                Severance Pay. If, during the term of this Agreement, the Employee is subject to an Involuntary Termination, then the Company shall pay the Employee upon termination a lump sum equivalent to 6 months of the Base Salary. If the Company determines that Employee is a “specified employee” under Section 409A(a)(2)(B)(i) of the Internal Revenue Code when his employment terminates, then (i) the salary continuation payments under this Subsection (a) will commence on the earliest practicable date that occurs more than six months after the termination of his employment and (ii) the installments that otherwise would have been paid during the first six months after the termination

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of his employment will be paid in a lump sum on the first day of the seventh month after the termination of his employment.

(b)                                 Vesting of Equity. If, during the term of this Agreement, the Employee is subject to Involuntary Termination, then the Employee shall be vested in an additional 50% of Employee’s option shares and shares granted pursuant to stock awards.

(c)                                  Rights Upon Change in Control. In the event of a Change in Control, the Employee shall be vested in an additional 50% of the then unvested shares under any option or stock award previously granted to the Employee by the Company. The remaining unvested shares under any such option or stock award will vest over the shorter of 12 months or the remaining vesting period then applicable to such award at the time of the Change in Control. In the event that the Employee is subject, after a Change in Control, to Involuntary Termination pursuant to Section 6(e)(i), Section 6(e)(ii)(B) or 6(e)(ii)(C) of this Amended Employment Agreement, but not an Involuntary Termination pursuant to Section 6(e)(ii)(A) of this Amended Employment Agreement, then the Employee shall be fully vested in all of Employee’s outstanding equity awards. If this Subsection (c) applies, then Subsection (b) shall not apply.

(d)                                 Health Insurance. If Subsection (a) above applies, and if the Employee elects to continue his health insurance coverage under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) following the termination of his Employment, then the Company shall pay the Employee’s monthly premium under COBRA until the earliest of (i) 6 months after the Employee’s cessation of employment, (ii) the expiration of the Employee’s continuation coverage under COBRA or (iii) the date when the Employee receives substantially equivalent health insurance coverage in connection with new employment or self-employment.

(e)                                  Definition of “Involuntary Termination.” For all purposes under this Agreement, “Involuntary Termination” shall mean the termination of the Employee’s Service by reason of:

(i)                                      The involuntary discharge of the Employee by the Company (or the parent or subsidiary employing him) for reasons other than Cause or Permanent Disability; or

(ii)                                  The voluntary resignation of the Employee following (A) a change in the Employee’s position with the Company (or the parent or subsidiary employing him) that materially reduces his level of authority or responsibility without the Employee’s consent, (B) a reduction in the Employee’s Base Salary or (C) receipt of notice that the Employee’s principal workplace will be relocated more than 30 miles.

(f)                                   Definition of “Cause” For all purposes under this Agreement, “Cause” shall mean:

(i)                                      The Employee’s commission of, or plea of “guilty” or “no contest” to, a felony under the laws of the United States or any state thereof;

(ii)                                  Employee’s committing an act of fraud in his dealings with the Company;

(iii)                               Abandonment or neglect of his duties by the Employee for an extended period of time;

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(iv)                             Employee applies less than full time effort to the Company; or

(v)                                Permanent Disability or death of the Employee.

(g)                                   Definition of “Change in Control.” For all purposes under this Agreement, “Change in Control” means (a) the consummation of a merger or consolidation of the Company with or into another entity or (b) the dissolution, liquidation or winding up of the Company. The foregoing notwithstanding, a merger or consolidation of the Company does not constitute a “Change in Control” if immediately after the merger or consolidation a majority of the voting power of the capital stock of the continuing or surviving entity, or any direct or indirect parent corporation of the continuing or surviving entity, will be owned by the persons who were the Company’s stockholders immediately prior to such merger or consolidation in substantially the same proportions as their ownership of the voting power of the Company’s capital stock immediately prior to the merger or consolidation.

(h)                                 Definition of “Permanent Disability.” For all purposes under this Agreement, “Permanent Disability” shall mean the Employee’s inability to perform the essential functions of the Employee’s position, with or without reasonable accommodation, for a period of at least 120 consecutive days because of a physical or mental impairment.

7.                                     Successors.

(a)                                 Company’s Successors. This Agreement shall be binding upon any successor (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company’s business and/or assets. For all purposes under this Agreement, the term “Company” shall include any successor to the Company’s business and/or assets which becomes bound by this Agreement.

(b)                                 Employee’s Successors. This Agreement and all rights of the Employee hereunder shall inure to the benefit of, and be enforceable by, the Employee’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

8.                                     Miscellaneous Provisions.

(a)                                 Notice. Notices and all other communications contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by U.S. registered or certified mail, return receipt requested and postage prepaid. In the case of the Employee, mailed notices shall be addressed to him at the home address that he most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Secretary.

(b)                                 Modifications and Waivers. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing by the Employee and by an officer of the Company authorized by the Company’s Board of Directors. No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

(c)                                  Whole Agreement. No other agreements, representations or understandings (whether oral or written and whether express or implied) which are not expressly set forth in this Agreement have been made or entered into by either party with respect to the subject matter hereof. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof.

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(d)                                 Withholding Taxes. All payments made under this Agreement shall be subject to reduction to reflect taxes or other charges required to be withheld by law.

(e)                                  Choice of Law and Severability. This Agreement shall be interpreted in accordance with the laws of the State of California (except their provisions governing the choice of law). If any provision of this Agreement becomes or is deemed invalid, illegal or unenforceable in any applicable jurisdiction by reason of the scope, extent or duration of its coverage, then such provision shall be deemed amended to the minimum extent necessary to conform to applicable law so as to be valid and enforceable or, if such provision cannot be so amended without materially altering the intention of the parties, then such provision shall be stricken and the remainder of this Agreement shall continue in full force and effect. If any provision of this Agreement is rendered illegal by any present or future statute, law, ordinance or regulation (collectively the “Law”), then such provision shall be curtailed or limited only to the minimum extent necessary to bring such provision into compliance with the Law. All the other terms and provisions of this Agreement shall continue in full force and effect without impairment or limitation.

(f)                                   No Assignment. This Agreement and all rights and obligations of the Employee hereunder are personal to the Employee and may not be transferred or assigned by the Employee at any time. The Company may assign its rights under this Agreement to any entity that assumes the Company’s obligations hereunder in connection with any sale or transfer of all or a substantial portion of the Company’s assets to such entity.

(g)                                  Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.

/s/ Jonathan Sheena
EMPLOYEE

GENE SECURITY NETWORK, INC.

By	/s/ Matthew Rabinowitz
Title:	President and CEO

EXHIBIT A

Proprietary Information and Inventions Agreement

PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT

The following confirms and memorializes an agreement that Gene Security Network, Inc., a Delaware corporation (the “Company”), and I (Jonathan Sheena) have had since the commencement of my employment (which term, for purposes of this agreement, shall be deemed to include any relationship of service to the Company and the Company’s predecessor, Gene Security Network, LLC, a California limited liability company, that I may have had prior to actually becoming an employee) with the Company in any capacity and that is and has been a material part of the consideration for my employment by Company:

1.                                      I have not entered into, and I agree I will not enter into, any agreement either written or oral in conflict with this Agreement or my employment with Company. I will not violate any agreement with or rights of any third party or, except as expressly authorized by Company in writing hereafter, use or disclose my own or any third party’s confidential information or intellectual property when acting within the scope of my employment or otherwise on behalf of Company.

2.                                      Company shall own all right, title and interest (including patent rights, copyrights, trade secret rights, mask work rights, sui generis database rights and all other intellectual and industrial property rights of any sort throughout the world) relating to any and all inventions (whether or not patentable), works of authorship, mask works, designs, know-how, ideas and information made or conceived or reduced to practice, in whole or in part, by me during the term of my employment with Company to and only to the fullest extent allowed by California Labor Code Section 2870 (which is attached as Appendix A) (collectively “Inventions”) and I will promptly disclose all Inventions to Company. I hereby make all assignments necessary to accomplish the foregoing. I shall further assist Company, at Company’s expense, to further evidence, record and perfect such assignments, and to perfect, obtain, maintain, enforce, and defend any rights specified to be so owned or assigned. I hereby irrevocably designate and appoint Company as my agent and attorney-in-fact, coupled with an interest and with full power of substitution, to act for and in my behalf to execute and file any document and to do all other lawfully permitted acts to further the purposes of the foregoing with the same legal force and effect as if executed by me. If I wish to clarify that something created by me prior to my employment that relates to Company’s actual or proposed business is not within the scope of the foregoing assignment, I have listed it on Appendix B in a manner that does not violate any third party rights. Without limiting Section 1 or Company’s other rights and remedies, if, when acting within the scope of my employment or otherwise on behalf of Company, I use or (except pursuant to this Section 2) disclose my own confidential information or intellectual property (or if any Invention cannot be fully made, used, reproduced, distributed and otherwise exploited without using or violating the foregoing), Company will have and I hereby grant Company a perpetual, irrevocable, worldwide royalty-free, non-exclusive, sublicensable right and license to exploit and exercise all such confidential information and intellectual property rights.

3.                                      To the extent allowed by law, Section 2 includes all rights of paternity, integrity, disclosure and withdrawal and any other rights that may be known as or referred to as “moral rights,” “artist’s rights,” “droit moral,” or the like (collectively “Moral Rights”). To the extent I retain any such Moral Rights under applicable law, I hereby ratify and consent to any action that may be taken with respect to such Moral Rights by or authorized by Company and agree not to assert any Moral Rights with respect thereto. I will confirm any such ratifications, consents and agreements from time to time as requested by Company.

4.                                       I agree that all Inventions and all other business, technical and financial information (including, without limitation, the identity of and information relating to customers or employees) I develop, learn or obtain during the term of my employment that relate to Company or the business or demonstrably anticipated business of Company or that are received by or for Company in confidence, constitute “Proprietary Information.” I will hold in confidence and not disclose or, except within the scope of my employment, use any Proprietary Information. However, I shall not be obligated under this paragraph with respect to information I can document is or becomes readily publicly available without restriction through no fault of mine. Upon termination of my employment, I will promptly return to Company all items containing or embodying Proprietary Information (including all copies), except that I may keep my personal copies of (i)my compensation records, (ii) materials distributed to shareholders generally, and (iii) this Agreement.

5.                                       Until one year after the term of my employment, I will not encourage or solicit any employee or consultant of Company to leave Company for any reason (except for the bona fide firing of Company personnel within the scope of my employment).

6.                                       I agree that during the term of my employment with Company (whether or not during business hours), I will not engage in any activity that is in any way competitive with the business or demonstrably anticipated business of Company, and I will not assist any other person or organization in competing or in preparing to compete with any business or demonstrably anticipated business of Company.

7.                                       I agree that this Agreement is not an employment contract for any particular term and that, except to the extent the Amended Employment Agreement between the Company and myself dated June 7, 2007 as subsequently modified or amended with the consent of the parties thereto explicitly provides otherwise, I have the right to resign and Company has the right to terminate my employment at will, at any time, for any or no reason, with or without cause. In addition, this Agreement does not purport to set forth all of the terms and conditions of my employment, and, as an employee of Company, I have obligations to Company which are not set forth in this Agreement. However, the terms of this Agreement govern over any inconsistent terms and can only be changed by a subsequent written agreement signed by the President of Company.

8.                                       I agree that my obligations under Section 2, 3, 4 and 5 of this Agreement shall continue in effect after termination of my employment, regardless of the reason or reasons for termination, and whether such termination is voluntary or involuntary on my part.. My obligations under paragraphs 2, 3 and 4 also shall be binding upon my heirs, executors, assigns, and administrators and shall inure to the benefit of Company, it subsidiaries, successors and assigns.

9.                                       Any dispute in the meaning, effect or validity of this Agreement shall be resolved in accordance with the laws of the State of California without regard to the conflict of laws provisions thereof. I further agree that if one or more provisions of this Agreement are held to be illegal or unenforceable under applicable California law, such illegal or unenforceable portion(s) shall be limited or excluded from this Agreement to the minimum extent required so that this Agreement shall otherwise remain in full force and effect and enforceable in accordance with its terms. This Agreement is fully assignable and transferable by Company, but any purported assignment or transfer by me is void. I also understand that any breach of this Agreement will cause irreparable harm to Company for which damages would not be an adequate remedy, and, therefore, Company will be entitled to injunctive relief with respect thereto in addition to any other remedies.

I HAVE READ THIS AGREEMENT CAREFULLY AND I UNDERSTAND AND ACCEPT THE OBLIGATIONS WHICH IT IMPOSES UPON ME WITHOUT RESERVATION. NO PROMISES OR REPRESENTATIONS HAVE BEEN MADE TO ME TO INDUCE ME TO SIGN THIS AGREEMENT. I SIGN THIS AGREEMENT VOLUNTARILY AND FREELY, IN DUPLICATE, WITH THE UNDERSTANDING THAT THE COMPANY WILL RETAIN ONE COUNTERPART AND THE OTHER COUNTERPART WILL BE RETAINED BY ME.

June 7, 2007	Employee

/s/ Jonathan Sheena
Signature

Jonathan Sheena
Name (Printed)

Accepted and Agreed to:

Gene Security Network, Inc..

By	/s/ Matthew Rabinowitz
Matthew Rabinowitz
President

APPENDIX A

California Labor Code Section 2870. Application of provision providing that employee shall assign or offer to assign rights in invention to employer.

(a)                                 Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer’s equipment, supplies, facilities, or trade secret information except for those inventions that either:

(1)                                  Relate at the time of conception or reduction to practice of the invention to the employer’s business, or actual or demonstrably anticipated research or development of the employer; or

(2)                                  Result from any work performed by the employee for his employer.

(b)                                 To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.

APPENDIX B

PRIOR MATTER

None.